POWER OF ATTORNEY


	Know all by these presents, that the undersigned hereby constiutes and appoints each of Sirisha
Gummaregula, Michael E. Prevoznik, and Leo C. Farrenkopf,
Jr., signing singly, his true and lawful attorney-in-fact to:

(1)	execute for and on behalf of the undersigned Forms
3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

(2)	do and perform any and all acts for and on behalf
of the undersigned which may be necessary or desirable to complete the execution of any such Form 3, 4 or 5 and the timely filing of such form with the United States
Securities and Exchange Commission and any other authority; and

(3)	take any other action of any type whatsoever in
connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the document executed to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his discretion.

	The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as full to all intents and purposes as the undersigned might or could do if personally present,with full power of substitute or substitutes shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

	IN WITNESS WHEREOF, the undersigned has caused
this Power of Attorney to be executed as of this
8th day of March, 2004.
		/s/ John C. Baldwin
		Signature
		JOHN C. BALDWIN, M.D.

STATE OF NEW HAMPSHIRE)
	  	      ):  ss.
COUNTY OF GRAFTON     )

	On this 8th day of March, 2004, before me, the subscriber, personally appeared JOHN BALDWIN, M.D, to me and known to me to be the same person described in and who executed the foregoing instrument, and he duly acknowledged to me that he executed the same.


		/s/ Susan E. Hart
		Notary Public
		My Commission Expires
		March 19, 2008